Exhibit 10.3

FIRST AMENDMENT TO THIRD AMENDED AND RESTATED LOAN AGREEMENT

THIS FIRST AMENDMENT TO THIRD AMENDED AND RESTATED LOAN AGREEMENT (this “Amendment”), dated effective as of March 31, 2016, is entered into among BLACK ELK REFINING, LLC, a Delaware limited liability company (“Holdings”), as a guarantor, HERMES CONSOLIDATED, LLC, a Delaware limited liability company doing business as Wyoming Refining Company (the “Company”), WYOMING PIPELINE COMPANY, LLC, a Wyoming limited liability company (“Wyoming Pipeline”; and together with the Company collectively, jointly and severally, “Borrowers”), and BANK OF AMERICA, N.A., a national banking association (the “Lender”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Credit Agreement (as defined below).

RECITALS

WHEREAS, the Borrowers, Holdings and the Lender are parties to that certain Third Amended and Restated Loan Agreement, dated as of April 30, 2015 (as amended or modified from time to time, the “Credit Agreement”); and

WHEREAS, the parties hereto have agreed to amend the Credit Agreement as provided herein.

NOW, THEREFORE, in consideration of the agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1. Amendments.

(a) The definition of “Borrowing Base” in Section 1.1 of the Credit Agreement is hereby amended in its entirety to read as follows:

Borrowing Base: on any date of determination, an amount equal to the sum of (a) the lesser of (i) the Commitment, minus the LC Reserve; and (ii) the sum of the Accounts Formula Amount, plus the Inventory Formula Amount, plus (b) any Required Cash Collateral on deposit with the Lender as of such date.

(b) The definition of “Commitment” in Section 1.1 of the Credit Agreement is hereby amended in its entirety to read as follows:

Commitment: Lender’s obligation to make Revolver Loans and to issue or extend Letters of Credit (subject to the Letter of Credit Subline) in an amount up to $30,000,000 in the aggregate.

(c) The definition of “Fixed Charge Coverage Ratio” in Section 1.1 of the Credit Agreement is hereby amended in its entirety to read as follows:

Fixed Charge Coverage Ratio: the ratio of, determined on a consolidated basis for Holdings and its Subsidiaries as of the end of (1) each fiscal month of Holdings and its Subsidiaries ending on or before the first Fiscal Quarter ending three months after the Required Cash Collateral Release Date (a) for the most recent twelve fiscal months: (i)

EBITDA minus (ii) maintenance Capital Expenditures (provided that, for the avoidance of doubt, expenses solely relating to scheduled refinery “turnarounds” shall not constitute maintenance Capital Expenditures) and cash taxes and tax distributions paid, to (b) Fixed Charges for the most recent twelve fiscal months and (2) the first Fiscal Quarter of Holdings and its Subsidiaries ending three months after the Required Cash Collateral Release Date and for each Fiscal Quarter of Holdings and its Subsidiaries thereafter (a) for the most recent four Fiscal Quarters: (i) EBITDA minus (ii) maintenance Capital Expenditures (provided that, for the avoidance of doubt, expenses solely relating to scheduled refinery “turnarounds” shall not constitute maintenance Capital Expenditures) and cash taxes and tax distributions paid, to (b) Fixed Charges for the most recent four Fiscal Quarters.

(d) The definition of “Fixed Charges” in Section 1.1 of the Credit Agreement is hereby amended in its entirety to read as follows:

Fixed Charges: with reference to any period, without duplication, the sum of (a) cash interest expense for such period, plus (b) regularly scheduled principal payments made on Borrowed Money during such period, plus (c) Distributions made in cash during such period (excluding (i) tax distributions, (ii) Distributions made pursuant to Section 10.2.4(vii) (as in effect prior to the First Amendment Effective Date) during the twelve months following the Closing Date in an aggregate amount not to exceed $10,000,000 and (iii) Distributions made pursuant to Section 10.2.4(iv)).

(e) The definition of “Leverage Ratio” in Section 1.1 of the Credit Agreement is hereby amended in its entirety to read as follows:

Leverage Ratio: the ratio of, determined as of the end of (1) each fiscal month of Holdings and its Subsidiaries ending on or before the first Fiscal Quarter ending three months after the Required Cash Collateral Release Date of (a) Borrowed Money (other than Contingent Obligations) of Holdings and Subsidiaries as of the last day of such fiscal month less the Surplus Cash Amount as of the last day of such fiscal month, to (b) EBITDA for the twelve fiscal months then ending and (2) the first Fiscal Quarter of Holdings and its Subsidiaries ending three months after the Required Cash Collateral Release Date and for each Fiscal Quarter of Holdings and its Subsidiaries thereafter (a) Borrowed Money (other than Contingent Obligations) of Holdings and Subsidiaries as of the last day of such Fiscal Quarter less the Surplus Cash Amount as of the last day of such Fiscal Quarter, to (b) EBITDA for the four Fiscal Quarters then ending.

(f) The following new definitions are hereby added to Section 1.1 of the Credit Agreement in applicable alphabetical order:

First Amendment: the First Amendment to Third Amended and Restated Loan Agreement dated effective as of March 31, 2016 among the Borrowers, Holdings and the Lender.

First Amendment Effective Date: the date the First Amendment becomes effective in accordance with Section 3 of the First Amendment.

Required Cash Collateral: cash collateral delivered to the Lender by one or more of the Sponsors (which delivery may consist of depositing cash in a Cash Collateral Account maintained by Holdings), as security for the Obligations, and that is maintained in one or more Cash Collateral Accounts in the name of Holdings and subject to the sole control of the Lender.

Required Cash Collateral Release Date: the first date on which (a) no Event of Default has occurred and is continuing and (b) the Leverage Ratio is not greater than 3.00 to 1.00 for three consecutive fiscal months (excluding the fiscal month ending April 30, 2016); provided that a Required Cash Collateral Release Date shall not occur until such time as the Borrowers shall have notified the Lender in writing that the above conditions are satisfied and that they are requesting a Required Cash Collateral Release Date.

(g) Section 3.2.1 of the Credit Agreement is hereby amended in its entirety to read as follows:

3.2.1. Unused Line Fee. Borrowers shall pay to Lender a fee equal to the Unused Line Fee Rate times the actual daily amount by which the Commitment exceeds the sum of the balance of Revolver Loans plus the stated amount of Letters of Credit. Such fee shall be payable in arrears, on the first day of each month and on the Commitment Termination Date.

(h) Section 10.2.4 of the Credit Agreement is hereby amended in its entirety to read as follows:

10.2.4. Distributions; Upstream Payments. Without the prior written consent of the Lender, declare or make any Distributions, except (i) Upstream Payments, (ii) so long as no Event of Default shall have occurred and is continuing, Distributions by the Company or any Subsidiary to Holdings to discharge the consolidated tax liabilities of Holdings and its Subsidiaries, (iii) Holdings and each of its Subsidiaries may pay Distributions payable solely in the Equity Interests of Holdings; (iv) as a result of the Lender returning the remaining Required Cash Collateral to one or more of the Sponsors on the Required Cash Collateral Release Date (which return may be effective by Lender’s release of its Lien on the Required Cash Collateral), Holdings may pay liquidating distributions on the Required Cash Collateral Release Date with respect to Holdings’ preferred Equity Interests in an amount not to exceed the remaining Required Cash Collateral, and (v) on or after the Required Cash Collateral Release Date, Distributions from the Company to Holdings (and in turn, if desired by Holdings, from Holdings to the holders of the Equity Interest in Holdings) in an aggregate amount not to exceed the sum of (A) any Required Cash Collateral withdrawn by the Lender from the Cash Collateral Accounts as the result of an Event of Default under Section 10.3.1 or 10.3.2 in accordance with the Security Agreement (Deposit Accounts – Specific) among certain of the Sponsors and the Lender plus (B) $2,500,000, so long (a) as both before and after giving effect to such Distribution, no Default or Event of Default shall have occurred or shall result therefrom, and (b) immediately before and after giving effect to such Distribution, Obligors shall have a Fixed Charge Coverage Ratio of at least 1.25 to 1.00.

(i) Section 10.2.15 of the Credit Agreement is hereby amended in its entirety to read as follows:

10.2.15. Hedging Agreements. Enter into any Hedging Agreement, except to hedge risks arising in the Ordinary Course of Business and not for speculative purposes; provided that no Obligor nor any Subsidiary shall enter into any additional transactions under the BP ISDA after April 1, 2016.

(j) Section 10.3.2 of the Credit Agreement is hereby amended in its entirety to read as follows:

10.3.2. Leverage Ratio. Obligors shall maintain a Leverage Ratio of not greater than (i) as of March 31, 2016, April 30, 2016, May 31, 2016, June 30, 2016, July 31, 2016 and August 31, 2016, 4.00 to 1:00 and (ii) as of September 30, 2016 and the last day of each fiscal month or Fiscal Quarter, as applicable, of Holdings and its Subsidiaries ending thereafter, 3.00 to 1:00; provided, however, that upon the occurrence of the Required Cash Collateral Release Date prior to September 30, 2016, the maximum Leverage Ratio permitted by this Section 10.3.2 shall be automatically reduced to 3.00 to 1.0.

(k) Section 10.3.3 of the Credit Agreement is hereby amended by replacing each occurrence of “Equity Investors” with “Sponsors”.

(l) Section 11.1 of the Credit Agreement is hereby amended by replacing the “.” at the end of clause (m) thereof with “; or” and adding a new clause (n) thereafter to read as follows:

(n) The failure of one or more of the Sponsors to deliver to the Lender (which delivery may consist of depositing cash in a Cash Collateral Account maintained by Holdings), as security for the Obligations, additional cash collateral in an amount of at least $5,000,000 subsequent to the First Amendment Effective Date but prior to May 16, 2016, which shall be maintained in one or more Cash Collateral Accounts in the name of Holdings and subject to the sole control of the Lender pursuant to documentation in form and substance satisfactory to the Lender.

(m) Section 11.2 of the Credit Agreement is hereby amended by adding the following sentence at the end thereof:

Notwithstanding the foregoing, so long as the Required Cash Collateral Release Date shall not have occurred:

(a) in the event of any Event of Default under any covenant set forth in Section 10.3.1 or 10.3.2 shall have occurred, so long as (i) there is sufficient Required Cash Collateral and (ii) no other Default or Event of Default exists, then the Lender’s sole remedy shall be to withdraw Required Cash Collateral ratably from the Cash Collateral Accounts in an amount not greater than the amount that Holdings could receive from issuing Equity Interests to one or more of the Sponsors or receive a cash capital contribution from one or more of the Sponsors to be applied as an Equity Cure Contribution in accordance with Section 10.3.3 and apply the amount of the net proceeds therefrom to increase EBITDA with respect to such applicable fiscal month and in the calculation of EBITDA for any subsequent financial covenant tests including such fiscal month; provided, that all applications by the Lender of Required Cash Collateral from the Cash Collateral Accounts in accordance with this Section 11.2 shall not reduce the limitations with respect to Equity Cure Contributions set forth in Section 10.3.3(ii) and shall only reduce the limitations with respect to Equity Cure Contributions set forth in Section 10.3.3(iii) from two to one. If, after giving effect to such application of Required Cash Collateral from the Cash Collateral Accounts, Holdings and its Subsidiaries shall then be in compliance with the terms of Sections 10.3.1 and 10.3.2, Holdings and its Subsidiaries shall be deemed to have satisfied the requirements of Sections 10.3.1 and 10.3.2 on the relevant date of determination, and the applicable Event of Default shall automatically be deemed to have not occurred; and

(b) in the event of any Event of Default (except as expressly provided in subsection (a) above), the Lender may withdraw cash collateral and apply it to the Obligations in such manner as it determines in its sole discretion.

(n) 2015 Audit. Notwithstanding anything in the Loan Agreement to the contrary, the Lender agrees that the Borrowers shall have until the date that is ten Business Days after the date that all of the conditions set forth in Section 3 have been satisfied to deliver the financial statements required to be delivered pursuant to Section 10.1.2(a) of the Loan Agreement and the accompanying Compliance Certificate and schedules required pursuant to Section 10.1.2(c) of the Loan Agreement for the 2015 Fiscal Year of the Borrowers.

2. Limited Waiver. Borrowers have advised the Lender that Borrowers failed to comply with the Capital Expenditure limitation set forth in Section 10.2.3 of the Credit Agreement for the Fiscal Year ended December 31, 2015 (such failure, the “Designated Default”). The Lender hereby waives the Designated Default. The foregoing limited waiver and consent shall not constitute a waiver or consent of any other or future Defaults or Events of Default under the Loan Documents or of any other provisions of the Loan Documents.

3. Effectiveness; Conditions Precedent. This Amendment shall be effective when all of the conditions set forth in this Section 3 have been satisfied:

(a) receipt by the Lender of copies of this Amendment duly executed by the Borrowers and Holdings;

(b) one or more of the Sponsors shall have delivered to the Lender (which delivery may consist of depositing cash in a Cash Collateral Account maintained by Holdings), as security for the Obligations, cash collateral in an amount of at least $5,000,000 which shall be maintained in one or more deposit accounts in the name of Holdings at the Lender and subject to the sole control of the Lender pursuant to documentation in form and substance satisfactory to the Lender;

(c) receipt by the Lender of such documents and certifications as the Lender may reasonably require to evidence that each Obligor is duly organized or formed, and is validly existing, and, as applicable, in good standing and qualified to engage in business in its state of organization or formation; and

(d) the Borrowers shall have paid all fees, charges and disbursements of counsel to the Lender (directly to such counsel if requested by the Lender) to the extent invoiced prior to or on the effective date of this Amendment, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrowers and the Lender).

4. Estoppel, Acknowledgement and Ratification of Credit Agreement. Each of the Obligors acknowledges and confirms that as of the date hereof (a) the aggregate outstanding principal amount of the Term Loan is $60,357,144 and (b) the aggregate outstanding principal amount of the Revolver Loans and LC Obligations is $8,570,000, each of which amounts constitutes a valid and subsisting obligation of the Obligors to the Lender that is not subject to any credits, offsets, defenses, claims, counterclaims or adjustments of any kind. Each Obligor acknowledges and consents to the terms set forth herein and agrees that this Amendment does not impair, reduce or limit any of its obligations under the Loan Documents, as amended hereby. Each Obligor reaffirms that each of the Liens created and granted in or pursuant to the Security Documents is valid and subsisting and agrees that this Amendment shall in no manner impair or otherwise adversely affect such obligations or Liens, except as explicitly set forth herein. This Amendment is a Loan Document.

5. Authority/Enforceability. Each Obligor represents and warrants as follows:

(a) It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

(b) This Amendment has been duly executed and delivered by such Obligor and constitutes its legal, valid and binding obligations, enforceable in accordance with its terms.

(c) No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by such Obligor of this Amendment, other than those already obtained.

(d) The execution and delivery of this Amendment does not (i) contravene the terms of its Organic Documents or (ii) violate any Applicable Law.

6. Representations and Warranties of the Obligors. Each Obligor represents and warrants to the Lenders that after giving effect to this Amendment (a) the representations and warranties set forth in Section 9 of the Credit Agreement are true and correct in all material respects as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and (b) no event has occurred and is continuing which constitutes a Default or Event of Default.

7. Counterparts/Facsimile. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of executed counterparts of this Amendment by facsimile or other secure electronic format (.pdf) shall be effective as an original.

8. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

9. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

10. Headings. The headings of the sections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Amendment.

11. Severability. If any provision of this Amendment is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

12. Release. In consideration of the Lender’s willingness to enter into this Amendment, each of the Obligors hereby releases and forever discharges the Lender and each of the Lender’s predecessors, successors, assigns, officers, managers, directors, employees, agents, attorneys, representatives, and affiliates (hereinafter all of the above collectively referred to as the “Lender Group”), from any and all claims, counterclaims, demands, damages, debts, suits, liabilities, actions and causes of action of any nature whatsoever, in each case to the extent arising in connection with the Loan Documents or any of the negotiations, activities, events or circumstances arising out of or related to the Loan Documents through the date of this Amendment, whether arising at law or in equity, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted, which each of the Obligors may have or claim to have against any of the Lender Group.

13. No Actions, Claims. As of the date hereof, each Obligor hereby acknowledges and confirms that it has no actual knowledge of any actions, causes of action, claims, demands, damages or liabilities of whatever kind or nature, in law or in equity, against any of the Lender Group arising from any action by such Persons or failure of such Persons to act under the Loan Documents on or prior to the date hereof.

14. THE LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS, EACH AS AMENDED HEREBY, REPRESENT THE ENTIRE EXPRESSION OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF ON THE DATE THIS AMENDMENT IS EXECUTED. THE LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS AMENDED HEREBY, MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. NO MODIFICATION, RESCISSION, WAIVER, RELEASE OR AMENDMENT OF ANY PROVISION OF THIS AMENDMENT SHALL BE MADE, EXCEPT BY A WRITTEN AGREEMENT SIGNED BY EACH OBLIGOR AND LENDER.

Each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

OBLIGORS:	HERMES CONSOLIDATED, LLC,

	By:	/s/ Anthony Lewis
	Name:	Anthony Lewis
	Title:	CEO

WYOMING PIPELINE COMPANY LLC,

By:	/s/ Anthony Lewis
Name:	Anthony Lewis
Title:	CEO

BLACK ELK REFINING, LLC

By:	/s/ Anthony Lewis
Name:	Anthony Lewis
Title:	CEO

LENDER:	BANK OF AMERICA, N.A.,

	By:	/s/ Michael T. Letsch
	Name:	Michael T. Letsch
	Title:	Senior Vice President